EXHIBIT 10.72

                        AMENDED AND RESTATED
                        EMPLOYMENT AGREEMENT


          AMENDED AND RESTATED AGREEMENT dated as of September 7,

1999, between DATRON SYSTEMS INCORPORATED ("Company") and David

A. Derby ("Employee").

     1.   Duties.

          Employee is hereby employed by Company in the position

of Chairman of the Board, President and Chief Executive Officer

for the term set forth in Section 5.  Employee shall work at

Company's place of business at 3030 Enterprise Court, Vista,

California 92083, or at such other place as Company may from time to time designate.  Employee shall perform such duties as

designated by Company.

     2.   Devotion by Employee of Full Time to Business.

          During the term of this Agreement, Employee shall

devote his entire productive time, ability and attention to the business of Company.

     3.   Compensation.

          (a)  During the term of this Agreement, Company shall

pay Employee a salary at the annual rate then in effect in equal installments on a weekly basis; provided, however, that the

annual rate will not be less than $275,000.

          (b)  In the event of the termination of this Agreement

by the Company or Employee pursuant to subparagraph (d) of

Section 5 or by the Company for any reason other than pursuant to subparagraphs (b) or (c) of Section 5, Employee shall be entitled to receive severance compensation in a lump sum equal to three times the amount of his base annual compensation then in effect.

     4.   Vacation, Holidays, Insurance and Fringe Benefits.

          Employee shall be entitled vacation, holidays,

insurance and other fringe benefits as may be permitted other employees in similar positions under policies to be established by the Board of Directors, all without reduction in compensation.

     5.   Termination.

          (a)  This Agreement shall expire on April 30, 2002, and

shall be continuous thereafter unless written notice to terminate the Agreement not less than two years from its next anniversary date is given by Company or the Employee, or unless sooner

terminated in accordance with the provisions of this Section 5.

          (b)  The Company may terminate this Agreement at any

time without notice in the event Employee commits any material act of dishonesty in connection with his employment.

          (c)  If Employee dies or becomes permanently disabled

because of sickness, physical or mental disability or any other reason so that it reasonably appears that he will be unable to perform his duties under this Agreement, Company shall have the option to terminate this Agreement by giving 30-days' prior

written notice of termination.

`         (d)  If there is a Change of Control in the Company,

either the Company or the Employee may terminate this Agreement upon 30-days' prior written notice to the other in which event

Employee shall be entitled to severance compensation as provided in Section 3.  "Change of Control" shall mean (i) the occurrence of a transaction or series of related transactions whereby the stockholders of the Company preceding the transaction or the first of a series of related transactions hold fewer than 50% of the voting power of the Company after the transaction or the last of a series of related transactions or (ii) when during a year subsequent to an annual meeting of stockholders the members of the board of directors of the Company elected at such annual meeting cease to constitute a majority of the members of the board of directors then in office.

          (e)  Any termination by Company pursuant to this

Agreement shall be without prejudice to any right or remedy to which Company may be entitled either at law or in equity.

     6.   Confidential Information.

          Employee agrees not to make any unauthorized use or

disclosure prior to, during, or subsequent to his employment of any trade secrets of Company or any confidential information relating to the business of Company.

     7.   Survivorship of Benefits.

          This Agreement shall be binding on and inure to the

benefit of the respective parties hereto and their executors,

administrators, heirs, personal representatives, successors and assigns.

     8.   Assignment by Company.

          Company may assign any of its rights, duties or

obligations under this Agreement, including the right to

Employee's services, to any affiliate, subsidiary or successor entity, provided that such entity assumes in writing Company's duties and obligations hereunder.  Any such assignment and

assumption shall relieve Company of all further obligations under this Agreement.  Employee has the right to terminate this

Agreement in the event any successor entity is not acceptable to

Employee.

     9.   Prior Contracts.

          This Agreement supersedes any and all previous

employment contracts between the parties.

     10.  Interpretation.

          This Agreement is to be interpreted in accordance with

the laws of the State of California.

     EXECUTED as of the day and year first above written.



     COMPANY:                 DATRON SYSTEMS INCORPORATED

                              By:  /s/ KENT AINSWORTH
                                   Kent P. Ainsworth, Chairman
                                   Compensation Committee


     EMPLOYEE:                By:  /s/ DAVID A. DERBY
                                   David A. Derby